Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 14, 2021 (September 10, 2021 as to the effects of the stock split described in Note 2), relating to the financial statements of Freshworks Inc. appearing in Registration Statement No. 333-259118 on Form S-1.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
September 22, 2021